EXHBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-1) of SciQuest, Inc. for the registration of 900,000 shares of its common stock of our report dated March 9, 2011, with respect to the financial statements of SciQuest, Inc. included in the Registration Statement (Form S-1 No. 333-172705) and related Prospectus for the registration of its common stock.
/s/ Ernst & Young LLP
Raleigh, North Carolina
March 30, 2011